EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Bridgeline Digital, Inc. (the “Company”) for the year ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Prinn, Co-Chief Executive Officer and President, and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)  The Report fully complies with the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and result of operations of the Company for the periods presented.

Date: January 28, 2016		/s/ Michael Prinn
	Name:	Michael Prinn
	Title:	Co-Chief Executive Officer and President, Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.